CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No.3 to the Registration Statement on Form S-3, No. 333-149951 of RiverSource Group Variable Annuity Contract of our report dated February 25, 2014 relating to the consolidated financial statements, which appear in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 21, 2014